Exhibit (m)(1)(i)

SCHEDULE A

TO THE DISTRIBUTION PLAN

AS OF MARCH 14, 2006

ProFund VP Airlines	ProFund VP Semiconductor
ProFund VP Asia 30	ProFund VP Short Dow 30
ProFund VP Banks	ProFund VP Short Emerging Markets
ProFund VP Basic Materials	ProFund VP Short International
ProFund VP Bear	ProFund VP Short Japan
ProFund VP Biotechnology	ProFund VP Short Mid-Cap
ProFund VP Bull	ProFund VP Short Oil & Gas
ProFund VP Bull Plus	ProFund VP Short OTC
ProFund VP Consumer Goods	ProFund VP Short Precious Metals
ProFund VP Consumer Services	ProFund VP Short Real Estate
ProFund VP Dow 30	ProFund VP Short Small-Cap
ProFund VP Emerging Markets	ProFund VP Short Utilities
ProFund VP Europe 30	ProFund VP Small-Cap
ProFund VP Falling U.S. Dollar ProFund	ProFund VP Small-Cap Growth
ProFund VP Financials	ProFund VP Small-Cap Value
ProFund VP Health Care	ProFund VP Technology
ProFund VP Industrials	ProFund VP Telecommunications
ProFund VP International	ProFund VP U.S. Government Plus
ProFund VP Internet	ProFund VP UltraBear
ProFund VP Japan	ProFund VP UltraBull
ProFund VP Large-Cap Growth	ProFund VP UltraDow 30
ProFund VP Large-Cap Value	ProFund VP UltraEurope
ProFund VP Leisure Goods	ProFund VP UltraInternational
ProFund VP Mid-Cap	ProFund VP UltraMid-Cap
ProFund VP Mid-Cap Growth	ProFund VP UltraOTC
ProFund VP Mid-Cap Value	ProFund VP UltraShort Dow 30
ProFund VP Mobile Telecommunications	ProFund VP UltraShort International
ProFund VP Money Market	ProFund VP UltraShort Japan
ProFund VP Natural Resources	ProFund VP UltraShort Mid-Cap
ProFund VP Oil & Gas	ProFund VP UltraShort OTC
ProFund VP Oil Equipment, Services & Distribution	ProFund VP UltraShort Small-Cap
ProFund VP OTC	ProFund VP UltraSmall-Cap
ProFund VP Pharmaceuticals	ProFund VP Utilities
ProFund VP Precious Metals
ProFund VP Real Estate
ProFund VP Rising Rates Opportunity
ProFund VP Rising U.S. Dollar ProFund